Exhibit 10.3

Final Form

SPONSOR LOCK-UP AGREEMENT

THIS SPONSOR LOCK-UP AGREEMENT (this “Agreement”) is dated as of [ ], by and between Blue World Holdings Limited, a Hong Kong private company limited by shares (the “Sponsor”), and TOYO Co., Ltd, a Cayman Islands exempted company (“PubCo”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement and Plan of Merger (as defined below), and this Agreement shall be interpreted, construed and applied in accordance with the rules of construction set forth in Section 1.3 of the Agreement and Plan of Merger (as defined below).

BACKGROUND

WHEREAS, Blue World Acquisition Corporation, a Cayman Islands exempted company (the “SPAC”), PubCo, TOPTOYO INVESTMENT PTE. LTD., a Singapore private company limited by shares (“SinCo”), TOYOone Limited, a Cayman Islands exempted company (“Merger Sub”), Vietnam Sunergy Cell Company Limited, a Vietnamese company (the “Company”, together with PubCo, SinCo and Merger Sub, the “Group Companies”, or each individually, a “Group Company”), Vietnam Sunergy Joint Stock Company, a Vietnam joint stock company (“VSUN”), and Fuji Solar Co., Ltd, a Japanese company (“Fuji Solar”, together with VSUN, the “Shareholders”, or individually, a “Shareholder”), are concurrently herewith entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Agreement and Plan of Merger”) pursuant to which SPAC shall merge with and into Merger Sub, with Merger Sub continuing as the surviving company (the “Merger”), as a result of which, among others, all of the issued and outstanding securities of SPAC immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive substantially equivalent securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger and in accordance with the provisions of the Cayman Companies Act and other applicable Laws;

WHEREAS, as a condition of, and as a material inducement for the SPAC and PubCo to enter into and consummate the transactions contemplated by the Agreement and Plan of Merger, the Sponsor has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. REPRESENTATIONS AND WARRANTIES OF SPONSOR. The Sponsor hereby represents and warrants to PubCo as of the date of this Agreement as follows:

1.1 Organization. The Sponsor has been duly formed and is validly existing as a Hong Kong private company limited by shares in good standing under the Laws of Hong Kong, and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Sponsor is duly licensed or qualified and in good standing as a foreign corporation or company in all jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect the ability of the Sponsor to perform its obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

1.2 Due Authorization. The Sponsor has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved. No other company proceeding on the part of the Sponsor is necessary to authorize the execution and delivery of this Agreement and the documents contemplated hereby or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Sponsor, and assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

1.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of the Sponsor is required to be obtained or made in connection with the execution, delivery or performance by the Sponsor of this Agreement and the documents contemplated hereby or the consummation by the Sponsor of the transactions contemplated hereby and thereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, interfere with, delay or adversely affect the performance by the Sponsor of its obligations under this Agreement and the documents contemplated hereby.

1.4 No Conflict. The execution and delivery of this Agreement by the Sponsor and the other documents contemplated hereby by the Sponsor, the consummation of the transactions contemplated hereby and thereby and compliance with any of the provisions hereof and thereof by Sponsor do not and will not:

(a)   violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of the Sponsor;

(b) violate or conflict with any provision of, or result in the breach of, or default under, or require any consent, waiver, exemption or approval under, any applicable Law or Governmental Order applicable to the Sponsor or any of its properties or assets;

(c)   (i) violate or conflict with any provision of, or result in the breach of, (ii) result in the loss of any right or benefit under, (iii) give rise to any obligation to obtain any third party consent from any Person, (iv) accelerate the performance required by the Sponsor under, (v) constitute (with or without due notice or lapse of time or both) a default, (vi) result in the termination, withdrawal, suspension, cancellation or modification of, (vi) result in a right of termination or acceleration under, (vii) give rise to any obligation to make payments or provide compensation under, or (viii) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which the Sponsor is a party or by which the Sponsor may be bound; or

(d) result in the creation of any Lien upon any of the properties or assets of the Sponsor;

except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect the ability of the Sponsor to perform it obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

1.5 Agreement and Plan of Merger. The Sponsor understands and acknowledges that the SPAC, PubCo, Merger Sub, the Company, SinCo and the Shareholders are entering into the Agreement and Plan of Merger in reliance upon the Sponsor’s execution and delivery of this Agreement. The Sponsor has received a copy of the Agreement and Plan of Merger, is familiar with the provisions of the Agreement and Plan of Merger and has consented to (and hereby consents to) the SPAC’s entry into the Agreement and Plan of Merger.

2. REPRESENTATIONS AND WARRANTIES OF PUBCO. PubCo hereby represents and warrants to the Sponsor as of the date of this Agreement as follows:

2.1 Organization. PubCo has been duly incorporated, organized or formed and is validly existing as an exempted company in good standing under the Laws of the Cayman Islands, and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. It is duly licensed or qualified and in good standing as a foreign company in all jurisdictions in which the character of the property owned, leased or operated by it or the nature of the business conducted by it is such as to require it to be so licensed or qualified or in good standing (or equivalent status, to the extent that such concept exists) except where the failure to be so licensed or qualified or in good standing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect its ability to perform its obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

2.2 Due Authorization. PubCo has all requisite corporate power and authority to (a) execute and deliver this Agreement and the documents contemplated hereby, and (b) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved. No other company proceeding on its part is necessary to authorize the execution and delivery of this Agreement and the documents contemplated hereby or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by it, and assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

2.3 No Conflict. The execution and delivery of this Agreement by PubCo and the other documents contemplated hereby by it, the consummation of the transactions contemplated hereby and thereby and compliance with any of the provisions hereof and thereof by it do not and will not:

(a)   violate or conflict with any provision of, or result in the breach of or default under its Governing Documents,

(b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to it or any of its properties or assets,

(c)   (i) violate or conflict with any provision of, or result in the breach of, (ii) result in the loss of any right or benefit under, (iii) give rise to any obligation to obtain any third party consent from any Person, (iv) accelerate the performance required by it under, (v) constitute (with or without due notice or lapse of time or both) a default, (vi) result in the termination, withdrawal, suspension, cancellation or modification of, (vii) result in a right of termination or acceleration under, (viii) give rise to any obligation to make payments or provide compensation under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which it is a party or by which it may be bound, or

(d) result in the creation of any Lien upon any of its properties or assets, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not prevent, impede or, in any material respect, interfere with, delay or adversely affect its ability to perform it obligations under this Agreement and the documents contemplated hereby and consummate the transactions contemplated hereby and thereby.

3. LOCK-UP.

(a)   Subject to the exceptions set forth herein, during the Lock-up Period (as defined below), the Sponsor irrevocably agrees that the Sponsor will not (a) sell, assign, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer or dispose of, or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder with respect to, any of the Lock-up Securities (as defined below), (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Securities, whether any such transaction is to be settled by delivery of such Lock-up Securities, in cash or otherwise, (c) make public announcement of any intention to effect any transaction specified in clause (a) or (b), or (d) engage in any Short Sales (as defined below) with respect to any security of PubCo (the actions specified in clauses (a)-(d), collectively, “Transfer”).

(b) In furtherance of the foregoing, PubCo will (i) place an irrevocable stop order on all Lock-up Securities, including those which may be covered by a registration statement, and (ii) notify PubCo’s transfer agent in writing of the stop order and the restrictions on such Lock-up Securities under this Agreement and direct PubCo’s transfer agent not to process any attempts by the Sponsor to resell or transfer any Lock-up Securities, except in compliance with this Agreement.

(c)   For purposes of this Agreement, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means the period commencing on the Merger Closing Date and ending on the date that is the earlier to occur of (A) for 20% of the PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Lock-up Securities, six (6) months after the Merger Closing Date, (ii) for 30% of the PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Lock-up Securities, twelve (12) months after the Merger Closing Date and (iii) for 50% of PubCo Ordinary Shares held, issuable, exercisable, exchangeable, or acquirable in respect of any Lock-up Securities, eighteen (18) months after the Merger Closing Date, with the percentages set forth in this sentence applying to the aggregate holdings of the Lock-Up Securities held by all entities and individuals constituting the Sponsor; or (B) for all and any Lock-up Securities, the Automatic Release.

For the purpose of this Section 3(d), the “Automatic Release” shall occur upon the earlier of the following events after the Merger Closing: (i) the date on which the closing price of each PubCo Ordinary Share as reported by Bloomberg or, if not available on Bloomberg, as reported by Morningstar equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Merger Closing Date, or (ii) the date there is a Change of Control. A “Change of Control” means the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a person or entity or group of affiliated persons or entities (other than an underwriter pursuant to an offering), of the PubCo’s voting securities if, after such transfer or acquisition, such person, entity or group of affiliated persons or entities would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than 50% of the outstanding voting securities of the PubCo.

(e)   For purposes of this Agreement, the “Lock-up Securities” shall include (i) PubCo Ordinary Shares issued to the Sponsor and its assignees in exchange of their SPAC Ordinary Shares (including but not limited to SPAC Ordinary Shares converted from SPAC Units immediately prior to the Merger Effective Time) upon the Merger Closing, (ii) PubCo Warrants issued to the Sponsor and its assignees in exchange for their SPAC Warrants (including but not limited to SPAC Warrants converted from SPAC Units immediately prior to the Merger Effective Time) upon the Merger Closing and PubCo Ordinary Shares issuable upon the exercise of such PubCo Warrants to purchase PubCo Ordinary Shares held by the Sponsor and its assignees immediately after the Merger Closing, and (iii) PubCo Ordinary Shares issued to the Sponsor and its assignees upon the cancellation of the right to receive PubCo Ordinary Shares in exchange for SPAC Rights converted from the SPAC Units upon the Merger Closing, and exclude the Excluded Securities.

For the purpose of this Section 3(e), the “Excluded Securities” shall include 400,000 PubCo Ordinary Shares held by the Sponsor immediately after the Merger Closing upon distribution by the Sponsor of such shares to its employees or advisors, provided that, the Excluded Securities shall remain Lock-up Securities prior to the above referenced distribution or transfer. The number of PubCo Ordinary Shares shall be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like occurred after the date hereof.

(f) The restrictions set forth herein shall not apply to Transfers or distributions to the Sponsor’s general or limited partners, members, stockholders, other equity holders or affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or in the case that any of the foregoing is an individual, by virtue of Laws of descent and distribution upon death of the individual, provided, that such transferee agrees to be bound by the terms of this Agreement in writing, in form and substance reasonably satisfactory to PubCo.

4. NO ADDITIONAL FEES/PAYMENT. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Sponsor in connection with this Agreement.

5. MISCELLANEOUS.

5.1 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered in accordance with Section 13.3 of the Agreement and Plan of Merger at the address below:

(a)	If to PubCo, to:

5F, Tennoz First Tower, 2-2-4, Higashi-Shinagawa, Shinagawa-ku

Tokyo, Japan.

Attention: Cui Changyan

Email: cui@abalance.jp

with copies to (which shall not constitute notice):

Cooley LLP

IFC – Tower 2, Level 35, Unit 3510

8 Century Avenue Pudong New Area

Shanghai 200120, China

Attention: Ruomu Li

Email: rrli@cooley.com

(b)	If to the Sponsor, to:

Blue World Acquisition Corporation

c/o: Blue World Holdings Limited

244 Fifth Avenue, Suite B-88

New York, NY 10001

Attn: Simon Liang Shi

Email: liang.shi@zeninpartners.com

with copies to (which shall not constitute notice):

Robinson & Cole LLP

Chrysler East Building

666 Third Avenue, 20th Floor

New York, New York 10017

Attn: Arila Zhou

Email: azhou@rc.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

5.2 Term and Termination. This Agreement shall be effective the date hereof and shall immediately terminate upon the earlier of (x) the termination of the Agreement and Plan of Merger pursuant to its terms, and (y) the date on which none of the PubCo, Sponsor or any holder of any Lock-Up Security have any rights or obligations hereunder; provided that, in the event that the Agreement and Plan of Merger is not terminated pursuant to its terms prior to the Merger Closing, Section 1 and Section 2 shall terminate upon the Merger Closing. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination. Upon the termination of this Agreement (or any portion thereof), Section 5 shall survive indefinitely.

5.3 Headings; Counterparts. The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4 Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other party and any such transfer without the prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. The Sponsor hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Company and its successors and assigns.

5.5 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties hereto further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

5.6 Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.

5.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby.

5.8 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.9 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

5.10 Jurisdiction; Arbitration. Any proceeding or Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. The Law of this arbitration clause shall be Hong Kong Law. The arbitration award shall be final and binding on the parties hereto and the parties hereto undertake to carry out any award without delay. A request by a party hereto to a court of competent jurisdiction for interim measures necessary to preserve such party’s rights, including pre-arbitration attachments or injunctions, shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

5.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION, DISPUTE, CLAIM, LEGAL ACTION OR OTHER LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.12 Enforcement. The parties hereto agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any party is entitled at Law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at Law, and each party hereto agrees to waive any requirement for the securing or posting of any bond in connection therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Sponsor Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TOYO CO., LTD
PubCo
By:
Name:
Title:

Signature Page to Sponsor Lock-up Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Sponsor Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Blue World Holdings Limited
Sponsor:
By:
	Name:	Liang Shi
	Title:	Director

Signature Page to Sponsor Lock-up Agreement